Exhibit 99.1

News Release

FREYR Battery Appoints Executive to Lead Global Corporate Development and U.S. Execution

New York, Oslo and Luxembourg, December 23, 2022, FREYR Battery (NYSE: FREY) (“FREYR” or “the Company”), a developer of clean, next-generation battery cell production capacity, has announced the appointment of Jeremy Bezdek to the position of Executive Vice President of Global Corporate Development and President for FREYR Battery U.S.

“Our Giga America phased development is accelerating, catalyzed by the Inflation Reduction Act, and based on the Giga Arctic blueprint for a world leading Gigafactory in Coweta Country, Georgia. In parallel, FREYR is also significantly expanding its strategic ecosystem of technologies, customers, and industrial scaling partners. For this important phase of FREYR’s development in the U.S. and globally, we need seasoned leaders like Jeremy with deep expertise in innovation, business development and strategy,” said Tom Einar Jensen, Co-Founder and CEO, FREYR.

Jeremy Bezdek comes from the position of Managing Director, Strategic Platforms at Koch Industries. Prior to joining FREYR, Jeremy spent over 26 years with Koch Industries companies in a variety of executive and leadership roles. A seasoned expert in the energy sector, Jeremy has led Flint Hills Resources Biofuels and Ingredients business and Innovation and M&A team. Under his leadership, the team was very active in acquisitions and joint ventures, as well as making multiple investments in early-stage development companies related to refining, biofuels and chemicals industries. In his most recent role as managing director of Koch Strategic Platforms (KSP), Jeremy has lead investments as part of KSP’s energy transformation vertical and served on the board of several energy transition companies. Jeremy graduated from the University of Kansas and currently resides in Kansas.

“As a Board Director for FREYR, I have been a witness to the company’s incredible development so far, and now as part of the executive team, I get to play a role in driving that development in an operational capacity. This is an exciting time to be at the heart of the battery industry, as we are on the precipice of a monumental shift, one that I believe will forever change our energy systems and position batteries as an essential part of ensuring a stable supply of power to our world’s population,” says Bezdek.

FREYR recently announced the selection and purchase of a site in Coweta County, Georgia for multi-phase Giga America clean battery manufacturing project. Giga America positions FREYR to meet the growing demand for energy storage systems (ESS) with U.S.-based conditional offtake partners. FREYR is also evaluating clean power supply solutions for Giga America with utility providers in the region, including the potential development of a dedicated solar plus storage facility. Upon completion of all the contemplated construction phases, the Giga America complex is expected to be one of the largest battery cell manufacturing developments globally.

FREYR has also previously announced the opening of its technology center in Boston, in close proximity to FREYR’s technology partner 24M, enhancing technology development, collaboration, personnel development, and strategic coordination.

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About FREYR Battery

FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce green battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in Vaasa, Finland, and the United States. FREYR intends to install 50 GWh of battery cell capacity by 2025 and 100 GWh annual capacity by 2028 and 200 GWh of annual capacity by 2030. To learn more about FREYR, please visit www.freyrbattery.com

Investor contact:

Jeffrey Spittel

Vice President, Investor Relations

jeffrey.spittel@freyrbattery.com

Tel: (+1) 281-222-0161

Media contact:

Katrin Berntsen

Vice President, Communication and Public Affairs
katrin.berntsen@freyrbattery.com
Tel: (+47) 920 54 570

Cautionary Statement Concerning Forward-Looking Statements

All statements, other than statements of present or historical fact included in this press release, including, without limitation, statements regarding FREYR’s ability to meet the growing demand for energy storage systems with U.S.-based conditional offtake partners, the potential development of a dedicated solar plus storage facility for Giga America, and the expectation of the Giga America complex to be one of the largest battery cell manufacturing developments globally are forward-looking and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Most of these factors are outside FREYR’s control and difficult to predict. Information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022, as amended, and (ii) FREYR’s annual report on Form 10-K filed with the SEC on March 9, 2022, and available on the SEC’s website at www.sec.gov.

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